DNB Financial Corporation
                                [GRAPHIC OMITTED]
                                  NEWS RELEASE
For further information, please contact:
Bruce E. Moroney
Sr. Vice President & Chief Financial Officer
610-873-5253                                              FOR IMMEDIATE RELEASE


                            DNB Financial Corporation
                     Reports Earnings for the First Quarter

(April 27, 2004 -- Downingtown, PA) DNB Financial Corporation ("DNB"), parent of Downingtown National Bank (the "Bank"), today reported results for the first quarter. Current highlights include: o Progress achieved in balance sheet repositioning o Renaming of Bank to DNB First o Continued improvements in asset quality Earnings During the first quarter, DNB reported net income of $669,000 or $0.34 per share on a diluted basis, compared to a profit of $492,000 or $0.25 diluted earnings per share in the first quarter of 2003. The increase in first quarter results was due to a substantial increase in interest income. The increase was driven by higher levels of income from DNB's loan and investment portfolios, coupled with a considerable reduction in interest expense on deposits. Additionally, combined revenues from DNB's Wealth Management Group's two units increased 49% year-over-year, evidencing a greater focus on this line of business. DNB's Wealth Management Group is comprised of its trust department, which operates under the name, "DNB Advisors", and its retail investment division, which operates under the name "DNB Financial Services." Balance Sheet Repositioning DNB grew its loan portfolio, reduced its investment portfolio and increased deposits in a continuing effort to reposition its balance sheet during the quarter. During the first quarter of 2004, loans grew $5.2 million over the amount of total loans at December 31, 2003, with positive growth in both the commercial and consumer sectors. During the first quarter of 2004 as well, DNB reduced the size of its investment portfolio by $6.7 million and increased its deposit base. Total deposits grew $10.0 million or 3.5% during the quarter ended March 31, 2004. This growth emanated from a special Platinum Savings account promotion that attracted a significant number of new customers to the Bank. As a result of these balance sheet changes, total assets grew $11.3 million or 2.8% to $420 million at quarter end, as compared to $409.0 million at year-end 2003. Renaming of Bank At the end of March 2004, Downingtown National Bank announced that it will shorten its trading name to DNB First. The Bank, which is Chester County's first independent bank and has been serving people and businesses in the community since 1860, is updating its name to reflect recent enhancements at the Bank. "The new name conveys our evolution as a solid financial institution both within, and beyond, the Chester County area," said Henry F. Thorne, President and CEO of Downingtown National Bank. "We were the area's first independent bank, and we're still independent and locally-based, with all of the service benefits that brings to our customers. But we are also making major investments in new management, new technology and new products, and looking to the future. The new name is designed to underline this energy." A new logo, new signage, and new services will be unveiled at branches in May, when the Bank is scheduling a variety of "grand opening" events. Continued Improvements in Asset Quality DNB's asset quality continued to improve during the quarter ended March 31, 2004 as total non-performing loans dropped $363,000 or 12% to $2.7 million. As a result, DNB's non-performing loans to total loans ratio improved to 1.28%, compared to 1.4% at December 31, 2003.

Downingtown National Bank, a $420 million community bank headquartered in Chester County, Pennsylvania, is the oldest independent bank in the county with nine full service offices. In addition to a broad array of consumer banking products, DNB offers commercial and construction lending, commercial leasing, cash management, brokerage and insurance through DNB Financial Services, and trust services through DNB Advisors. For more information, go to www.dnb4you.com. Inquiries regarding the purchase of DNB Financial Corporation stock may be made through the market makers listed on our website at http://www.dnb4you.com.

This press release contains statements, that are not of historical facts and may pertain to future operating results or events or management's expectations regarding those results or events. These are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or words of similar meaning, or future or conditional verbs, such as "will",
"would", "should", "could", or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are either beyond our control or not reasonably capable of predicting at this time. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. Readers of this press release are accordingly cautioned not to place undue reliance on forward-looking statements. DNB disclaims any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise. With regard to DNB's balance sheet repositioning, the degree to which these steps can be accomplished will depend on a number of factors, including changes in the interest rate environment for loans, investments and deposits, loan prepayments, market opportunities for new loan and participation originations, and the availability of loan and lease receivables for purchase at attractive prices and yields, as well as management's assessment of the timing of each of these opportunities and steps in light of future, unknown developments affecting DNB's business generally.








                            DNB Financial Corporation
                        Summary of Financial Statistics
                 (Dollars in thousands, except per share data)



                                                              Three Months Ended
                                                                     March 31
                                                              ------------------
                                                                  2004      2003
                                                                  ----      ----
EARNINGS:
Total interest income ...................................       $4,883    $4,729
Total interest expense ..................................        1,683     2,056
                                                                 -----     -----
Net interest income .....................................        3,200     2,673
Provision for loan losses ...............................            0         0
Non-interest income .....................................          788       674
Non-interest expense ....................................        3,165     2,761
                                                                 -----     -----
Income before income taxes ..............................          823       586
Income tax expense ......................................          154        94
                                                                 -----     -----
Net income ..............................................       $  669    $  492
                                                                ======    ======

Net income per share, basic* ............................       $ 0.35    $ 0.26
Net income per share, diluted* ..........................       $ 0.34    $ 0.25


PERFORMANCE RATIOS:
Interest rate spread ....................................        3.36%     2.62%
Net interest margin .....................................        3.38%     2.78%
Return on average equity ................................       10.36%     7.63%
Return on average assets ................................        0.67%     0.51%


                                                                     March 31
                                                                ----------------
                                                                  2004      2003
                                                                  ----      ----

FINANCIAL POSITION:
Total assets ............................................     $420,335  $399,679
Loans ...................................................      208,735   179,465
Deposits ................................................      302,515   288,651
Borrowings ..............................................       88,873    83,726
Stockholders' equity ....................................       26,342    25,984


EQUITY RATIOS:
Tier 1 leverage ratio ...................................        7.13%     8.04%
Risk-based capital ratio ................................       12.39%    13.62%
Book value per share* ...................................     $  13.86  $  13.57


*All per share amounts have been restated to reflect the 5% stock dividend paid December 27, 2003.